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                                                                      EXHIBIT 21


                            AXSYS TECHNOLOGIES, INC.
                                  SUBSIDIARIES



         NAME                                      STATE OF INCORPORATION
------------------------                           ----------------------

      Automation Engineering, Inc.                 Massachusetts

      Precision Aerotech, Inc.                     Delaware

      Speedring, Inc.                              Delaware

      Speedring Systems, Inc.                      Delaware

      Teletrac Inc.                                California